                                                                   EXHIBIT 23.2


             CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
WCI Steel, Inc. and Subsidiaries:

The audits referred to in our report dated December 4, 1996, included the related financial statement schedule as of October 31, 1996 and for each of the years in the three-year period ended October 31, 1996, included in the Form S-4 Registration Statement under the Securities Act of 1933. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Form S-4 Registration Statement under the Securities Act of 1933.



                                   /s/ KPMG PEAT MARWICK LLP

                                   KPMG PEAT MARWICK LLP



Cleveland, Ohio
February 11, 1997